As filed with the Securities and Exchange Commission on October 11, 2011
Registration No. 333-171209

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM S-1/A

PRE-EFFECTIVE AMENDMENT NO. 4 TO S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRESS VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	39-2077493
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1733 First Avenue NW
Calgary, Alberta, Canada T2N 0B2
Telephone: 403-648-2720
Fax: 403-648-2755
 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Caroline Johnston, President
Press Ventures, Inc.
1733 First Avenue NW
Calgary, Alberta, Canada T2N 0B2
Telephone: 403-648-2720
Fax: 403-648-2755

Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive
Henderson, NV  89014
(US)
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies of all communications to:
Kristen A. Baracy, Esq.
Carol S. McMahan, Esq.
Synergy Law Group, LLC
730 West Randolph Street, 6th Floor
Chicago, IL  60661
(312) 454-0015
Fax (312) 454-0261

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock	2,800,000	$0.01	$28,000	$2.00

(1)	The price was arbitrarily determined by the Company.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, dated [Date], 2011

PRELIMINARY PROSPECTUS
PRESS VENTURES, INC.
2,800,000 SHARES OF COMMON STOCK
$0.01 PER SHARE

This prospectus relates to the offering (the “Offering”) of 2,800,000 shares of common stock (the “Shares”) of Press Ventures, Inc. (hereinafter referred to as “Press,” “we,” “our,” the “Company” or the “Registrant”), in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers.  The Shares will be sold through the efforts of our sole officer and director.  Our officer and director will not receive any compensation for her role in selling such Shares.  The offering price is $0.01 per share (the “Offering Price”).  The offering period (“Offering Period”) will begin on the date the Company’s registration statement is declared effective (the “Effective Date”) by the Securities and Exchange Commission (the “SEC”) and will close 180 days thereafter or such earlier date as the Company has received subscriptions for 2,800,000 Shares.  The Company will offer the Shares on an all-or-none basis. Subscriptions will be held in an escrow account during the Offering Period. If the Company has not received subscriptions for 2,800,000 shares upon the expiration of the Offering Period, all subscription funds will be promptly returned to investors without interest or deduction.  Prior to this Offering, there has been no public market for the common stock of the Company.

This is our initial public offering. Prior to this Offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market.  After the Effective Date, we intend to seek a listing of our common stock on the OTC Bulletin Board (“OTCBB”), which is maintained by the Financial Industry Regulatory Authority, Inc. (“FINRA”). There is no guarantee that the securities of the Company will be accepted for listing on the OTCBB.

The Company has incurred a cumulative net loss from inception through July 31, 2011 of $31,572 . The estimated proceeds of this Offering are $28,000, and the Company expects to incur Offering expenses of approximately $18,000. AT THIS TIME, THE COMPANY’S LIABILITIES EXCEED ITS ASSETS. OUR AUDITORS HAVE ISSUED AN OPINION EXPRESSING SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. SEE “RISK FACTORS” AND “LIQUIDITY AND CAPITAL RESOURCES.”

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.  THESE SHARES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT.  THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this Offering, the Company, or the Shares offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

This Offering will commence promptly after the date of this prospectus and close no later than 180 days from the date of this prospectus.

The date of this prospectus is ___________, 2011.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the Shares.  You are urged to read this Prospectus in its entirety, including the information under “Risk Factors“, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

In this prospectus, ‘‘Press,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Press Ventures, Inc. unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending October 31, 2010. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

All dollar amounts are reported in U.S. dollars (USD).

Overview

This Prospectus relates to the offering of shares by the Company on a self-underwritten basis.  The Company proposes to raise $28,000 (the “Offering Amount”) through the sale of 2,800,000 shares of the common stock of the Company (each a “Share” and collectively the “Shares”) at the price of $0.01 per Share (the “Offering”) as more fully described in the “Plan of Distribution.”  The Company is offering the Shares on an all-or-none basis. If the Company has not received subscriptions for 2,800,000 shares upon the expiration of the Offering Period, all subscription funds will be promptly returned to investors without interest or deduction.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our auditor's opinion is based on our having incurred a loss since inception with further losses anticipated. Our only other sources for cash at this time are investments by others in our Company or a possible capital advance/loan by our sole officer and director.  We need to raise approximately $28,000 to fund operating expenses and begin the first phase of exploration.  Our sole officer and director has made an unenforceable and non-binding verbal commitment to advance capital to us up to a maximum of $15,000 if necessary as determined in her sole discretion. The costs for Phase Two exploration, if warranted, are estimated at $109,608.  We would need to raise additional funds to proceed beyond phase one exploration.  See “Risk Factors” beginning on page 5.

Potential investors should be aware that our President, Ms. Johnston, an officer and director of the Company, presently owns 5,500,000 shares of common stock, which would represent 66.27% of the issued and outstanding common shares of the Company if all the shares offered herein are sold.  All of the shares held by Ms. Johnston are restricted shares. All 5,500,000 shares of common stock were purchased at a price of $0.004 per share representing a total of $22,000.

The Company

Press Ventures, Inc. was incorporated under the laws of the state of Nevada on October 5, 2010.  The Company’s principal offices are located at 1733 First Avenue NW, Calgary, Alberta, Canada T2N 0B2. Our telephone number is 403-648-2720 and fax number is 403-648-2755.

The Company is a mining exploration stage company and will be engaged in the acquisition and exploration of mineral properties. Presently, the Company beneficially owns one mining claim called the Tara Property covering 462.22 hectares located in the Omineca Mining Division of British Columbia, Canada.  This property consists of one claim held by Mr. I.J. Boga (the “Trustee”) under Declaration of Trust dated October 7, 2010 in favor of the Company.  The Tara Property consists of one mineral claim which has showing called the Bull showings. We refer to this claim as the “Property” or the “Claim” throughout this Prospectus.  We acquired the Property for the cost of $5,000. We have not yet commenced any exploration activities on the Claim other than completing a technical report.  We have not generated revenue from mining operations.

We received our initial funding of $22,000 through the private sale of common stock to our sole officer and director who purchased 5,500,000 shares of our common stock at $0.004 per share. Our financial statements from inception (October 5, 2010) through July 31, 2011 report a net loss of $31,572. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Property may not contain any mineral reserves and funds that we spend on exploration may be lost. Even if we complete an initial exploration program and are successful in identifying a mineral deposit, we will be required to raise additional and substantial funds to bring our Claim to production. We have no known potential sources of funds for exploration beyond the proceeds of this Offering and an advance, if any,  from our sole officer and director. Should the Company determine to raise money by selling securities, the ownership of investors in this Offering would be diluted. Neither Ms. Johnston, our sole officer and director, nor our independent consulting geologist has personally visited the Property.  Ms. Johnston is relying upon her discussions with our consulting geologist, and our consulting geologist’s recommendations are based upon his expertise and experience in mining operations in Western Canada.

The Terms of the Offering

Securities Being Offered	The Company is offering for sale 2,800,000 shares of common stock.

Offering Price	The Offering Price is $0.01 per Share. The Offering Price was determined arbitrarily by the Company.

Terms of the Offering	The Shares will be sold through the efforts of our sole officer and director beginning on the date this registration statement is declared effective (the “Effective Date”) by the SEC.

Offering Period
The Shares may be sold following the Effective Date of the Company’s Registration Statement.  The Offering will commence promptly after the date of this prospectus and close no later than 180 days from the date of this prospectus. We may, in our sole and absolute discretion, terminate the Offering at any time for any reason whatsoever.

Minimum Number of Shares to be Sold in the Offering
The Company is offering 2,800,000 shares of common stock on an all-or-none basis. If the Company has not received subscriptions for 2,800,000 shares upon expiration of the Offering Period, subscription funds will be promptly returned to investors without interest or deduction.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See ‘‘Risk Factors’’ beginning on page 5.

Common Stock Issued And Outstanding Before Offering	5,500,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering	Upon completion of the Offering, we will have 8,300,000 shares of common stock issued and outstanding if we sell the Shares offered in this Offering.

Net Proceeds to Our Company
Assuming 2,800,000 shares are sold in this Offering, the estimated proceeds will be $28,000.  Unpaid offering expenses estimated at $8,000 will be paid from cash on hand, from working capital funded from the proceeds of this Offering and/or from a capital advance from the Company’s sole officer and director if such an advance is provided as determined in Ms. Johnston’s sole discretion.

Use of Proceeds
The Company will use the net proceeds from the Offering substantially for general working capital including payment of unpaid Offering expenses and to begin exploration of the Property for potential development.

Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Information

Balance Sheet Data	July 31, 2011

Cash and Cash Equivalents	$1,793
Total Current Assets	$1,793
Current Liabilities	$11,365
Total Stockholder’s Equity	$(9,572)

Statement of Operations From Inception on October 5, 2010 To July 31, 2011
Revenue	$-
Net Loss	$(31,572)

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  The risks described below are not the only ones we will face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our financial performance and business operations.  If any of these risks actually occur, our business and financial condition or results of operation may be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment.  We make various statements in this section which constitute “forward-looking” statements.

Risks Relating to Our Company

Our only mining property is one mining claim, the feasibility of which has not been established as we have not completed exploration or other work necessary to determine if it is commercially feasible to develop the Property.

We are currently an exploration stage mining company. Our only mining asset is one mining claim on the Property. The Property does not have any proven or probable reserves.  A “reserve,” as defined by the U. S. Securities and Exchange Commission (the “SEC”), is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced.  We have not carried out any feasibility study with regard to the Property. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on the Property.

Because our auditors have issued a going concern opinion and because a loan from our sole officer and director, if any, will be in a limited amount, we will require additional funds to continue operations.

Our auditors have issued an audit opinion which expresses substantial doubt that we will be able to continue as a going concern. As of the date of this Prospectus, we have not commenced operations. Our sole officer and director has made an unenforceable verbal commitment to advance capital to us up to a maximum of $15,000.  However, because she is not obligated to make such a loan to the Company and such a loan, if one is provided, will be limited to $15,000, we will require additional funds in order to continue operations.

Investors should not rely on the verbal commitment of our sole officer and director to make a loan to the Company, because the commitment is unenforceable and non-binding.

Caroline Johnston, our sole officer and director, has made an unenforceable and non-binding verbal commitment to loan up to $15,000 to fund Company expenses in its initial stage. There is no legal obligation for Ms. Johnston to make such a loan. Ms. Johnston, in her sole discretion, will determine whether she deems such a loan necessary and the amount of such a loan, if any. Investors should not rely on this commitment to make a loan, because such a verbal commitment is unenforceable and non-binding.

The Company’s has incurred a net loss and its liabilities exceed its assets at the present time and may be considered insolvent.

The Company has incurred a cumulative net loss from inception through July 31, 2011 of $31,572. The estimated proceeds of this Offering are $28,000, and the Company expects to incur Offering expenses of approximately $18,000. At this time, the Company’s liabilities exceed its assets.

Subscription Funds Held in Escrow are Subject to Third Party Claims

Subscriber funds for the purchase of the common stock pursuant to this Prospectus will be held in an escrow account for the benefit of the Company during the Offering Period. Pursuant to the terms of the Escrow Agreement between the Company and the escrow agent, the escrow agent is expressly authorized to obey and comply with all writs, orders or decrees entered or issued if any funds held under the Escrow Agreement are attached, garnished or levied upon by any court, or the delivery thereof is stayed or enjoined by court order or judgment is entered affecting the funds.

We may not be able to sell all of the Shares included in this Offering.

We need to raise approximately $28,000 in this Offering in order to commence phase one exploration of the Claim.  If we are unable to sell all of the Shares included in this Offering, we may not be able to commence phase one exploration of the Claim, in which event we will promptly return subscription funds to investors without interest or deduction.  In such case, we will be unable to implement our business plan.

We may never find commercially viable reserves.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote.  Further, we cannot provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production.  Development of our mineral property will follow only upon obtaining sufficient funding and satisfactory exploration results.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

Exploration activities and, if warranted, development of the Property will involve significant expenditures.  We will be required to raise significantly additional capital in order to fully develop the Property for mining production assuming that economically viable reserves exist.   Following this Offering, we will need additional funds if we determine to proceed with the next phase of our exploration program.  There is no assurance that the exploration will disclose potential for mineral development and no assurance that any such development would be financially productive.  Our ability to obtain additional necessary funding depends upon a number of factors, including, among others, the price of copper and other base metals and minerals which we are able to locate and mine, the status of the national and worldwide economy and the availability of funds in the capital markets.  If we are unable to obtain the required financing for these or other purposes, our exploration and any production activities would be delayed or indefinitely postponed, and this would likely, eventually, lead to failure of our Company.  Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected.  If we are unable to raise funds to continue our exploration and feasibility work on the Property, or if commercially viable reserves are not present, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

We have incurred losses since our incorporation and may never be profitable which raises substantial doubt about our ability to continue as a going concern.

Since the Company was incorporated October 5, 2010, we have been involved in organizational activities, have no operations and have incurred operating losses.  If we are able to commence exploration activities on the Property, we expect to incur additional losses in the foreseeable future, and such losses may be significant.  To become profitable, we must be successful in raising capital to continue with our exploration activities, discover economically feasible mineralization deposits and establish reserves, successfully develop the Property and finally realize adequate prices on our minerals in the marketplace.  It could be years before we receive any revenues from copper and mineral production, if ever.  Thus, we may never be profitable.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a long-term basis.  These circumstances raise substantial doubt about our ability to continue as a going concern as described in note 1 of the notes to financial statements.    If we are unable to continue as a going concern, investors will likely lose all of their investments in the Company.

Because we have not yet commenced business operations, evaluating our business is difficult.

We were incorporated on October 5, 2010, and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this Prospectus and have incurred total losses of $31,572 from inception on October 5, 2010 to July 31, 2011.

Accordingly, we have no operating history upon which you can evaluate our business or our future prospects. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by exploration stage companies and the high rate of failure of such enterprises.  In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, we cannot guarantee when such operations would commence.

Furthermore, prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Claim and any production of minerals from the Claim, we will not be able to earn profits or continue operations.

Very few mineral properties are ultimately developed into producing mines.

The business of exploration for minerals and mining involves a high degree of risk.  Few properties that are explored are ultimately developed into producing mines.  At present, the Claim has no known body of commercial mineralization.  Most exploration projects do not result in the discovery of commercially mineable deposits of mineralization.

Substantial expenditures are required for the Company to establish mineralization reserves through drilling, to develop metallurgical processes, to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining.

Although substantial benefits may be derived from the discovery of a major mineral deposit, we cannot assure you that the Company will discover minerals in sufficient quantities to justify commercial operations or that it can obtain the funds required for development on a timely basis.  The economics of developing precious and base metal mineral properties is affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

Fluctuating metal and mineral prices could negatively impact our business plan.

The potential for profitability of metal and mineral mining operations which we commence, if any, and the value of the Property will be directly related to the market price of the metals and minerals that we mine, if any. Historically, metal and mineral prices have widely fluctuated and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions. Fluctuations in the price of metal and minerals that we mine, if any, may have a significant influence on the market price of our common stock, and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Reclamation obligations on the Property and our mining operations, if any, could require significant additional expenditures.

We will be responsible for the reclamation obligations related to any exploratory and mining activities located on the Property.  Since we have not yet begun exploration activities, we cannot estimate these costs at this time.  We may be required to file for a reclamation bond for any mining operations which we conduct, and the cost of such a bond will be significant.  We do not currently have an estimate of the total reclamation costs for mining operations on the Property.  The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of the Claim.

Our ability to explore and mine the Property depends on the validity of title to the Claim.  The Property consists of a mining claim.  Unpatented mining claims are effectively only a lease from the government to extract minerals; thus an unpatented mining claim is subject to contest by third parties or the government.  These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record.  Since a substantial portion of all mineral exploration, development and mining now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry.  There could be challenges to the title to the Claim which, if successful, could impair future development and/or operations.

Our operations, if any, will be subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

Mining exploration and exploitation activities are subject to national, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment.  These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation.  They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.  Exploration and exploitation activities are also subject to national, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

National and provincial agencies may initiate enforcement activities against our Company.   The agencies involved, generally, can levy significant fines per day of each violation, issue and enforce orders for clean-up and removal, and enjoin ongoing and future activities.  Our inability to reach acceptable agreements with agencies in question would have a material adverse effect on us and our ability to continue as a going concern.

Environmental and other legal standards imposed by national, provincial or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance.  Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.  Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons.  Unknown environmental hazards may exist on the Property or upon properties that we may acquire in the future caused by previous owners or operators, or that may have occurred naturally.

Weather interruptions in the area of the Property may delay or prevent exploration.

The terrain of the Property is of mainly steep to moderate relief in British Columbia, Canada.  The area is subject to extreme winter conditions which may delay or prevent exploration of the Property during the months from early October to late June.

Our industry is highly competitive, attractive mineral lands are scarce and we may not be able to obtain quality properties or recruit and retain qualified employees.

We will compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources.  In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in British Columbia, and other areas where we may conduct exploration activities.  We expect to be at a competitive disadvantage in acquiring mineral properties, since we will compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs.  Likewise, our competition will extend to locating and employing competent personnel and contractors to prospect, develop and operate mining properties.  Many of our competitors can offer attractive compensation packages that we may not be able to meet.  Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance any properties acquired.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

Management has only limited experience in resource exploration.

The Company’s management, while experienced in evaluating lease sites for mining properties and reclamation review, has no technical training or experience in resource exploration or mining.  The Company relies on the opinions of consulting geologists that it intends to retain from time to time for specific exploration projects or property reviews.  As a result of management’s inexperience, there is a higher risk of the Company being unable to complete its business plan.  To date, the only mining consultant retained by the Company is John Ostler who prepared an assessment report on the Property which is attached as Exhibit 99.1 to the Company’s registration statement.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire or retain qualified personnel or consultants. If we can’t locate qualified personnel or consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire or retain qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Because our sole director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Presently, our sole officer and director, Caroline Johnston, intends to devote approximately 15 hours per week of her business time providing her services to us. While Ms. Johnston presently possesses adequate time to attend to our interests, it is possible that the demands on her from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business.

Our knowledge about the Property is limited by the fact that neither our sole officer and director nor our consulting geologist has visited the Property.

Neither our sole officer and director nor our independent consulting geologist has visited the Property.  Investors should be aware that no one connected with the Company has personally visited the Property.  Our knowledge of the Property is limited to the extent that there is information or knowledge which would be gained by an on-site visit to the Property by a representative of the Company. Decisions regarding the Property will be made on the basis of technical and geology reports of the exploration results conducted at the direction of our consulting geologist.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Mineral exploration and production activities are highly speculative activities and involve greater risk than many other businesses.  Many exploration programs do not result in the discovery of economically feasible mineralization.  Few properties that are explored are ultimately advanced to the stage of producing mines.  We will be subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties.  The primary risk related to exploration activities is that the exploration activity will reveal that there are no mineral deposits on the Property to warrant the commencement of production activities, in which case the expenses for the exploration activity will have been spent with no prospect of recovery.   Risks which we expect to experience in the production phase of our operations, if operations are warranted based upon the results of our exploration phase, include but are not limited to:

•	economically insufficient mineralized material;
•	fluctuations in production costs that may make mining uneconomical;
•	labor disputes;
•	unanticipated variations in grade and other geologic problems;
•	environmental hazards;
•	water conditions;
•	difficult surface or underground conditions;
•	industrial accidents; personal injury, fire, flooding, cave-ins and landslides;
•	metallurgical and other processing problems;
•	mechanical and equipment performance problems; and
•	decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of any properties acquired by the Company, production quantities and rates, costs and expenditures and production commencement dates with respect to properties in the production phase, if any. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Our operations will be subject to permitting requirements which could require us to delay, suspend or terminate our operations, if any, on our mining property.

Our operations, including our planned exploration activities on the Property, will require permits from the provincial and national governmental agencies.  We may be unable to obtain these permits in a timely manner, on reasonable terms or at all.  If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Property will be adversely affected.

Mineral exploration involves a high degree of risk against which the Company is not currently insured.

Unusual or unexpected rock formations, formation pressures, fires, power outages, labor disruptions, flooding, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the operation of mines and the conduct of exploration programs. The Company has relied on and will continue to rely upon consultants and others for exploration expertise.

It is not always possible to fully insure against such risks, and the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons with respect to exploration or production activities conducted, if any. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the Company’s shares. The Company does not currently maintain insurance relating to the Property.

Because we hold all of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and may not be able to afford to conduct our planned exploration program.

We hold all of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar terms. If there is a significant decline in the US dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there is a significant decline in the US dollar, we might not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our officers and directors.

Our sole officer and director resides outside of the United States and the primary assets of the Company are located outside of the United States. As a result, it may be difficult or impossible for you to (i) enforce in courts outside the United States judgments obtained in the United States courts based upon the civil liability provisions of the United States federal securities laws against these persons and us; or (ii) bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us and our officers and directors.

Mining accidents or other material adverse events at our mining location, if any, may reduce our anticipated production levels.

If we commence mining operations on the Property, production may fall below estimated levels as a result of mining accidents, such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines.  In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected, or our equipment, processes or facilities fail to operate properly or as expected.

The costs to meet our reporting and other requirements as a public company subject to the Securities Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements, if applicable. We estimate that these costs will range up to $12,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower.  These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Associated with Our Common Stock

The Offering Price of the Shares is arbitrary.

The Offering Price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The offering price of the Shares was determined arbitrarily and should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined arbitrarily. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

The Company has a lack of dividend payments.

The Company has no plans to pay any dividends in the foreseeable future.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  Purchasers should be aware that after this offering, assuming all offered shares are sold, a single stockholder who is our sole officer and director will own 66.27% of the Company’s issued and outstanding common stock.

Currently, there is no public market for our securities, and we cannot assure you that any public market will ever develop and it is likely to be subject to significant price fluctuations.

Currently, there is no public market for our stock and our stock may never be traded on any exchange, or, if traded, a public market may not materialize.  Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable stockholders to sell their stock.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because our sole officer and director, who is also our sole promoter, will own more than 50% of the outstanding shares after this Offering, she will retain control of us and be able to elect directors which could decrease the price and marketability of the Shares.

If we sell 2,800,000 shares of common stock in this Offering, our sole officer and director, Caroline Johnston will still own 5,500,000 shares and will continue to control the Company. As a result, Ms. Johnston will have significant influence to:

·	elect or defeat the election of our directors;
·	amend or prevent amendment of our articles of incorporation or bylaws;
·	effect or prevent a merger, sale of assets or other corporate transaction; and
·	effect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Ms. Johnston, new investors may not be able to effect a change in the Company’s business or management, and therefore, stockholders would be subject to decisions made by management and the majority stockholder.

In addition, sales of significant amounts of shares held by Ms. Johnston, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

You will incur immediate and substantial dilution of the price you pay for your Shares.

Our existing stockholder acquired her shares at a cost of $0.004 per share, a cost per share that is substantially less than the amount you will pay for the Shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the Offering, the net tangible book value of your Shares will be $0.0049.

We may, in the future, issue additional common shares, which would further reduce investors' percentage of ownership in the Company and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value, of which 5,500,000 shares are issued and outstanding. The future issuance of common stock may result in further and substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Our Common Stock will be subject to “penny stock” rules which may be detrimental to investors.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent U. S. legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

If quoted on the OTCBB, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Currently, there is no public market for our stock and our stock may never be traded on any exchange, or, if traded, a public market may not materialize.  Even if our shares are quoted for trading on the OTCBB following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

·	variations in quarterly operating results;
·	our announcements of significant commissions and achievement of milestones;
·	our relationships with other companies or capital commitments;
·	additions or departures of key personnel;
·	sales of common stock or termination of stock transfer restrictions;
·	changes in financial estimates by securities analysts, if any; and
·	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The Company will deposit offering proceeds into its operating account upon receipt and use them to conduct its business and operations, and proceeds are non-refundable.

Subscription funds submitted by subscribers will be deposited into the Company’s operating account upon receipt and used to conduct the Company’s business and operations.  All proceeds from the sale of the Shares are non-refundable.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” or similar terms.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts.  Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors and other factors described elsewhere in this Prospectus, or other reasons.  Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

Assuming 2,800,000 Shares are subscribed for in this Offering, the gross proceeds from this Offering will be $28,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this Offering:

Offering Proceeds	$28,000

Phase 1 Exploration of the Claim	$25,894
Unpaid Offering expenses	8,000
Working Capital Deficit	951
Total	$34,845	*

*The deficit will be funded by an additional offering of securities, commercial financing arrangements, including bank loans, or a possible capital advance from the sole officer and director of the Company.

The Company estimates that the total Offering expenses will amount to approximately $18,000. To date the Company has paid Offering expenses in the amount of $10,002 which were paid from proceeds of the sale of stock to our sole shareholder, officer and director.

Working Capital

The Company plans to engage consultants with technical expertise to explore the Claim and mine the reserves if any are discovered.  Working capital will support payment of unpaid Offering expenses, personnel or consulting costs as well as the general administration and management of the Company’s start-up phase.

Exploration of the Claim

As set forth in the table above, in addition to working capital, the Company intends to use the net proceeds from the Offering for exploration of the Claim, including assessment, mapping and sampling.

Receipt of Less than the Minimum Offering Proceeds

If we do not receive subscriptions for 2,800,000 shares of our common stock, we will promptly return subscription funds to investors without interest or deduction and abandon our business plan.

DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. The Offering Price of the Shares has been determined arbitrarily by the Company and bears no direct relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares to offer and the Offering Price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. The Offering Price of the Shares should not be considered an indication of the actual or subsequent trading value of our common stock.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

a.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
b.
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with  respect to a violation of such duties or other requirements of the securities laws;

c.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
f.	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

a.           bid and offer quotations for the penny stock;
b.           the compensation of the broker-dealer and its salesperson in the transaction;
c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
d.           a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders

We have one holder of record of our common stock as of the date of this Prospectus.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to pursue our business plan. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

Dilution represents the difference between the Offering Price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

In this Offering, the level of dilution is increased as a result of the relatively low book value of the Company’s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s founder totaling 5,500,000 shares at $0.004 per share for $22,000 cash versus the current Offering Price of $0.01 per share.

The Company’s net book value on October 31, 2010 was $14,749 or approximately $0.0027 per share, based upon 5,500,000 shares outstanding.  Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the Shares and receipt of the total proceeds of $28,000, the net tangible book value of the 8,300,000 shares to be outstanding will be $42,749, or approximately $0.0049 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (5,500,000 shares) will be increased by $.0022 per share without any additional investment on her part. The purchasers of Shares in this Offering will experience immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per share) of $0.0051 per share.

After completion of the Offering, the existing stockholder will own 66.27% of the total number of shares then outstanding, for which she will have made a cash investment of $22,000, or $0.004 per share. Upon completion of the Offering, the purchasers of the Shares offered hereby will own 33.73% of the total number of shares then outstanding, for which they will have made a cash investment of $28,000, or $0.01 per share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to October 31, 2010:

Dilution Table

100% of
Shares Sold
Offering Price Per Share	$0.0100
Net Tangible Book Value Per Share Before the Offering	$0.0027
Net Tangible Book Value Per Share After the Offering	$0.0049
Net Increase to Original Stockholders	$0.0022
Decrease in Investment to New Stockholders	$0.0051
Dilution to New Stockholders	51%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid
Existing Stockholder	$0.004	5,500,000	66.27%	$22,000
Investors in This Offering	$0.01	2,800,000	33.73%	$28,000

Tax Considerations

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein.  In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the federal, state and any applicable foreign tax consequences relating to their investment in the Shares.

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Therefore, the current and potential market for our common stock is limited and the liquidity of our Shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing or quotation.  We are unable to estimate if or when we expect to undertake this endeavor.  No market may ever develop for our common stock, or if developed, such market may not be sustained in the future.  Accordingly, the Shares should be considered totally illiquid, which inhibits investors' ability to sell their Shares.  The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting  the mining  business, general market conditions and other factors.  In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company's common stock.

The Offering

The Company is offering to sell 2,800,000 Shares pursuant to the terms of this Prospectus in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers.  The Offering Price is $0.01 per Share.  The Offering Period will commence on the date of this prospectus and close no later than 180 days from the date of this prospectus. The Company is offering the Shares on an all-or-none basis. If upon expiration of the Offering Period the Company has not received subscriptions for 2,800,000 shares of its common stock, it will promptly return subscription funds to investors without interest or deduction.

Shares will be sold through the efforts of the sole officer and director of the Company.  There will be no participation by underwriters or broker-dealers.  The Shares will be sold in accordance with the laws of the states in which the Shares are offered and/or sold.

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Ms. Johnston, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to her for any Shares she sells. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Ms. Johnston will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  Our sole officer and director satisfies the requirements of Rule 3a4-1, because she is an officer and director of the Company and:

(a)	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Exchange Act, at the time of her participation; and

(b)	will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(c)	is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

(d)
meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings. We will not utilize the internet to advertise our offering. Ms. Johnston will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the Offering. No Shares purchased in this Offering will be subject to any kind of lock-up agreement.

Our officer, director, control person and her affiliates do not intend to, but may, purchase any Shares in this Offering.

We intend to sell our Shares to purchasers both inside and outside the United States.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your Shares.

Expenses of Offering

The Company will pay all of the costs and expenses in connection with the Offering, including but not limited to all expenses incurred to prepare, reproduce or print this Prospectus, legal expenses, accounting and audit expenses and other expenses incurred in qualifying the Offering for sale under federal securities laws and applicable state securities, or “blue sky,” laws.  It is estimated that the expenses of the Offering will approximate $13,000.

Procedures and Requirements for Subscription

If after carefully reviewing this Prospectus, you desire to purchase Shares, you must do the following:

(1)           Complete, execute, date and deliver to us the Subscription Agreement which accompanies this Prospectus.

(2)           Forward the Subscription Agreement to Caroline Johnston, Press Ventures, Inc., 1733 First Avenue NW, Calgary, Alberta, Canada T2N 0B2, with a check payable to “PRESS VENTURES, INC.” in an amount equal to the total purchase price for the number of Shares you desire to purchase.

Subscriptions, once received by the Company, are irrevocable.

Subscriptions will be held in an escrow account during the Offering Period.  If the Company has not received subscriptions for 2,800,000 shares of its common stock upon expiration of the Offering Period, all subscription funds will be promptly returned to investors without interest or deduction.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be promptly returned by us to the subscriber, without interest or deductions. Subscriptions for the Shares will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and By-Laws.  The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The authorized capital stock of the Company is 100,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there are 5,500,000 shares of common stock issued outstanding.

Voting Rights

Each stockholder is entitled to one (1) vote for each share of common stock.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Dividend Policy

We have not paid any cash dividends to stockholders.  The declaration of any future cash dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

The registrar and transfer agent for our common stock will be Empire Stock Transfer Inc. upon completion of this Offering.  Its address and telephone number are 1859 Whitney Mesa Drive, Henderson, NV 89074, (702) 818-5898.  Until the present time, we have acted as our own registrar and transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The Law Office of Synergy Law Group, LLC, 730 West Randolph Street, Suite 600, Chicago, IL  60661 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

The financial statements of the Company as of October 31, 2010 and for the period of October 5, 2010 (inception) through October 31, 2010 included herewith have been audited by LBB & Associates Ltd., LLP, an independent registered public accounting firm located at 10260 Westheimer Road, Suite 301, Houston, TX 77042 and have been included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

John Ostler; M.Sc., P. Geo. of Cassiar East Yukon Expediting Ltd. with an office at 1015 Clyde Avenue, West Vancouver, B.C., has provided us with the technical report contained in our registration statement.

DESCRIPTION OF BUSINESS

The Company

We were incorporated on October 5, 2010 in the state of Nevada. We have no subsidiaries.  The Company has not been the subject of any bankruptcy, receivership or similar proceedings or any reclassification, merger or consolidation proceedings.  We plan to be engaged in the business of acquisition and exploration of mineral properties. The Company acquired a staked claim called Tara Property covering 462.22 hectares located in the Omineca Mining Division of British Columbia, Canada (the (Tara Property”).  This property consists of one claim held by Mr. I.J. Boga (the “Trustee”) under Declaration of Trust dated October 7, 2010 in favor of the Company. The Tara Property consists of one mineral claim which has showing called the Bull showings.  We refer to this claim as the “Property” or the “Claim” or the “Tara Property” throughout this Prospectus.  We acquired the Property for $5,000. We are presently in the exploration stage at the Property.  We have not generated revenue from mining operations.

Caroline Johnston has had a lifelong interest in mineral exploration developed through exposure to her parents’ careers.  Both Ms. Johnston’s parents were active geologists.  Her father served as a chief exploration geologist for a major oil company, discovered a coal mine and has worked in the industry throughout Alberta and British Columbia. Ms. Johnston’s mother was the first female graduate in Geology at the University of Calgary where she worked in the Department of Geology and Geophysics doing research and teaching in her sedimentary petroleum geology lab. Ms. Johnston’s mother also held gold claims in southern Alberta where she completed the first phase geology work. Caroline Johnston visited several exploration sites in British Columbia and Alberta with her parents and collected rock samples for assays.

In looking to acquire a mineral claim for exploration, Ms. Johnston contacted a family member active in the mineral exploration business in Canada who introduced her to Mr. Iqbal Boga, the owner of the Tara claim. The Tara claim was the most promising claim which Ms. Johnston evaluated. Mr. Boga is involved in other mining companies and has previously purchased the Tara claim from a third party. Ms. Johnston formed the Company which purchased the beneficial interest in the Claim from Mr. Boga.

Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  In October 2010, we engaged John Ostler; M.Sc., P. Geo., an independent professional mining geologist, to assess the Property for mineral occurrences. The source of information contained in this discussion is our technical report that has been included as Exhibit 99.1 in our Form S-1 registration statement.

Our principal offices are located at 1733 First Avenue NW, Calgary, Alberta, Canada T2N 0B2. Our telephone number is 403-648-2720.

Mineral property exploration is typically conducted in phases. We have not yet commenced the initial phase of exploration on the Property; however, our consulting geologist recommends the exploration work based on the results from the most recent phase of technical and area review. Once we have completed each phase of exploration and analyzed the results, we will make a decision as to whether we will proceed with each successive phase. Our President will make this decision based upon the recommendations of John Ostler. Our goal in exploration of the Property is to ascertain whether it possesses economic quantities of polymetallic veins. We cannot assure you that any economical mineral deposits exist on the Property until appropriate exploration work is completed. Even if we complete our proposed exploration program on the Property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Acquisition of the Mineral Claim

The Claim is assigned BC Tenure Number 776842 and is recorded in the name of Mr. I.J. Boga and held in trust on our behalf. The Claim is in good standing to May 20, 2012.

Requirements or Conditions for Retention of Title

Title to the Claim has been granted to Mr. I.J. Boga, who holds the Claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the Company is not registered in British Columbia, the Claim is held in trust for the Company by Mr. Boga who is a Canadian citizen. The Claim was staked using the British Columbia Mineral Titles Online computer Internet system.

To maintain the ownership of the Claim, the Company is obligated to either complete exploration work of approximately $3.96 per hectare per year for three years after staking, thence approximately $7.91per hectare per year in future years or, in the alternative of the exploration expenditures, the payment of the equivalent of cash in lieu prior to the Expiry Date. In order to retain title to the Claim, exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

The Property is not subject to any royalties, back-in rights, payments or other agreements or encumbrances. The Property is not known to be subject to any environmental liabilities. Permitting would not be required for the initial exploration; however, a permit would be required for exploration that involves surface disturbance such as trenching or diamond drilling, the cost of which would be the charge for the preparation and submission of the permit documents and a security deposit of approximately $989 which would be refunded upon the reclamation of the disturbed areas.

Employees and Employment Agreements

At present, we have no employees and no employment agreements.  Our President provides services on a consultant basis without compensation. We anticipate that we will be conducting most of our business through agreement with consultants and third parties.

Reports to Stockholders

We will make our financial information available to stockholders and any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company. We will become subject to certain disclosure filing requirements once our S-1 registration statement becomes effective and will be required to file periodic reports.  We intend at some time in the future to register our common stock under Section 12 of the Exchange Act which would expand and extend our reporting requirements.  The timing of the filing of the registration of our common stock under the Exchange Act has not yet been determined.  The public may read and copy any materials that we file with the SEC, at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Property Description and Location

On October 7, 2010, our Company acquired 100% undivided right, title and interest to the Tara Property. The Tara Property (Tenure No. 776842) was staked using the British Columbia Mineral Titles Online computer Internet system. The Tara property (Figure 1) comprises 1 map-staked claim covering 462.22 hectares, located in the Omineca Mining Division, Coast Land District, Range 4 of British Columbia, Canada.  The claim is owned by Iqbal Boga of Vancouver, British Columbia in trust for the Company.  The property is on N.T.S. map sheet 93 F/5 near its northeastern corner and on B.C. map sheet 093F 034. The claim is located on gentle slopes of the ridge on the northern side of Chelaslie Arm of the Nechako Reservoir.  This area is part of the Nechako Plateau of central British Columbia. The locations of the property center of the Bull showings area are at about 53° 26' 40" north latitude and 125° 31'  02” west longitude (U.T.M.: 5,924,630 N., 332,810 E.) (Figure 2).

The Nechako Reservoir area can be accessed from the British Columbian highway system from either Vanderhoof or Burns Lake.  Both communities are on B.C. Highway 16 between Prince George and Prince Rupert. Access is most efficient from Vanderhoof. Access from Vanderhoof to the northern side of Intata Reach on the reservoir is via the Kenney Dam Road to its termination at the dam itself, and thence via the 500 road to a barge crossing west of Intata Hill.  Both the Kenney Dam and 500 roads are good 2-wheel drive gravel roads.  Trucks on the 500 road use radio frequency 159.750.  The logging roads on the peninsula between Intata Reach and Chelaslie approach the northern, western, and eastern margins of the Tara property.

The nearest supply and service centers to the property are Burns Lake, Vanderhoof, and Fraser Lake, located on highway 16.  Vanderhoof is about 100 mi (161 km) northeast of the property area. These communities have adequate resources to service a moderate surface exploration program.

The City of Prince George, located about 45 mi (74 km) east of Vanderhoof, has services necessary to support a mining operation.  The city has a regional airport with scheduled jet service to other parts of North America.  Also, it is located at the junction between major north-south and east-west rail routes.  Canadian National’s main line westward to the port of Prince Rupert runs generally parallel with B.C. Highway 16 from Prince George to Prince Rupert, located 442 mi (724 km) to the west (Figure 1).  Prince Rupert is Canada’s second largest Pacific coast port.

Helicopters for emergency service are available at Burns Lake, located on B.C. Highway 16 about  58 mi (95 km) by air north-northwest of the property area, and at Prince George located about 115 mi (188 km) east-northeast of the property.

Elevations on the Tara property range from 4,010 ft (1,222.2 m) at the hill-crest near the western boundary of the TARA claim to about 2,790 ft (850.4 m) at the property’s southern boundary.

Adequate fresh water for mining purposes could be pumped up from the Nechako Reservoir or drawn by gravity from the small lakes located 2 mi (3 km) north of the property.  The property is remote from any electrical grid.  Consequently, electricity for a mining operation would have to be generated on site.

The area around the Tara property is covered with forest, dominated by pine, spruce and fir.  Most of the timber in the property area is of insufficient size and quality for mining timber.  Much of the area on and around the property area has been clear cut.  Most of the forest is immature second growth.

Terrain on the property varies from gently sloping in the northern part to steep in the south. Rock outcrop increases from sparse near the property’s northern boundary to moderately common on the slopes north of the reservoir.

Soil profiles on the Tara property are typical of those found throughout this part of the Nechako Plateau. Profiles are sufficiently well developed for soil geochemical surveys to be successful in identifying areas of anomalous metal concentrations.

A two-phase exploration program is recommended. The first phase comprises geological mapping and prospecting.  If reasonable encouragement is generated by the results of the first-phase program, it should be followed by a second-phase program of soil survey and possibly hand-trenching

Tenure of the claim comprising the Tara property is as follows:

Claim Name	Record Number	Area: Hectares	Expiry Date	Owner
TARA PROPERTY	776842	462.22	May 20, 2012	Iqbal Boga

Mineral property exploration is typically conducted in phases.  Our independent consulting geologist, based on the results from the most recent phase of technical and area review, recommends the exploration work.  We have not yet commenced the initial phase of exploration on the Tara Property.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who will oversee the program and record the results.

The following maps show the location of the Property and the location of the Claim:

YUKON
ALASKA
ALBERTA
BRITISH COLUMBIA
WASHINGTON
TARA PROPERTY
128°
120°
60°
56°
52°
49
ATLIN
CASSIAR
FORT NELSON
WARE
STEWART
FORT ST. JOHN
HAZELTON
PRINCE RUPERT
TERRACE
SMITHERS
KITIMAT
BURNS LAKE
FRASER LAKE
VANDERHOOF
PRINCE GEORGE
BARKERVILLE
QUESNEL
BELLA COOLA
WILLIAMS LAKE
REVELSTOKE
LILLOOET
FORT HARDY
KAMLOOPS
CAMPBELL RIVER
MERRITT
KELOWNA
KASLO
SQUAMISH
PORT ALBERNI
PRINCETON
PENTICTON
Vancouver
Victoria
NELSON
KEREMEOS
ROSSLAND
PROFESSIONAL GEOSCIENTIST
J. J. OSTLER
BRITISH COLUMBIA
SCALE
0 100 200 300 400 km
0 50 100 150 200 mi

N.

Figure 1

CASSIAR EAST YUKON EXP. LTD.

GENERAL LOCATION

TARA PROPERTY

53° 26' 40" N., 125° 31' 02" W.

U.T.M.: 5,924,630 N., 332,810 E.

N.T.S.: 93 F/G.B.C.: 093F 034 — OMINECA M.D., B.C.

JOHN OSTLER; M.Sc, P.Geo. — MARCH, 2011

5,927,000 N.
331,000 E.
332,000 E.
333,000 E.
334,000 E.
335,000 E.
3600
5,926,000 N.
TARA PROPERTY
(776842)
5,925,000 N.
BULL SHOWINGS AREA
1992
GRID
O I R
3100
5,924,000 N.
CHELASLIE ARM
5,923,000 N.
PROFESSIONAL
PROVINCE OF
J. D. OSTLER
BRITISH COLUMBIA
GEOSCIENTIST
NOTES:
Topography is from N.T.S. Maps 93 F/5 and 93 F/6.
Contour intervals are in feet.

N.
22° 32'
N. mag.
SCALE
0 250 500 750 1000 m
0 1000 2000 3000 ft

Figure 2

CASSIAR EAST YUKON EXP. LTD.

PRESS VENTURES INC.

LOCATION and TERRAIN

TARA PROPERTY

53° 26' 40" N., 125° 31' 02" W.

U.T.M.: 5,924,630 N., 332,830 E.

N.T.S.: 93 F/5, B.C.: 093F 034 — OMINECA M.D., B.C.

JOHN OSTLER, M.Sc, P.Geo. — MARCH, 2011

Geological Report

We retained the services of Mr. John Ostler, M.Sc., P. Geo., a professional geologist, to complete an evaluation of the Tara Property and to prepare a geology report on the Claim.

Mr. Ostler is a professional geologist who graduated from the University of Guelph, in Ontario where he obtained his Bachelor of Arts degree in Geography (Geomorphology) and Geology in 1973, and he is a graduate of Carleton University of Ottawa, Ontario, where he obtained his Master of Science in Geology in 1977. Mr. Ostler is a registered as Processional Geoscientist with the Association of Professional Engineers and Geoscientists of British Columbia. Mr. Ostler has been engaged in the study and practice of the geological profession for over 30 years.

Per Mr. Ostler’s report, the 1973 geochemical survey resulted in the discovery of two co-incident lead and zinc anomalies.  The smaller of them was located near the northwestern corner of the current Tara property; the larger was located in the east-central part of it.   Detailed mapping and soil sampling was conducted during 1992 on the most intense part of the eastern 1973 soil lead-zinc anomaly.   That work resulted in the confirmation of the existence of an epigenetic quartz vein stockwork and breccia system related to Paleocene-age Ootsa Lake Group felsic volcanic rocks. Soil survey results also indicated that at least one other mineralized system may have been located in the survey area. The extent of and depth potential of the polymetallic vein system examined in the Bull showings area was untested.  Also most of the eastern and all of the western 1973 soil anomalies had been left unexplored.

Based on his review, Mr. Ostler recommends a two-phase program of exploration be conducted on the Tara property. His recommendation would be to commence exploration with an initial phase of prospecting and 1:5,000-scale geological mapping.

The first phase would consist of geological mapping and prospecting. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work.  Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.

According to Mr. Ostler, the subdued topography of the northern part of the property area would make soil geochemical and geophysical surveys most useful during a subsequent phase of work.  Also during a second phase of exploration, mineral showings that were discovered during the first phase of mapping and prospecting should be trenched and sampled.

If reasonable encouragement is generated by the results of the first-phase program, it should be followed by a second-phase program of soil survey and possibly hand-trenching.

We intend to have Mr. Ostler oversee the exploration of our Tara Property. As recommended by Mr. Ostler’s technical report, we intend to renew the Claim and commence the phase one program in May or June 2012 (due to winter weather conditions which start in early October) and expect that the program will take about one month to complete.

The first phase is estimated to cost $25,894 as described below.

Item	Estimated cost $	Cumulative cost $
Wages:
Geologist @ $510 /day
9 days field work + 7 days reporting . . . . . . . . . . . . . . . . . . . . .
Prospector @ $306
9 days field work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 8,160 $ 2,754 $ 10,914	$ 10,914
Transport: Truck; 9 days @ $102 /day ………………………………… Gasoline and oil . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Helicopter; 3 hrs @$1,326 /hour . . . . . . . . . …………………	$ 918 $ 612 $ 3,978 $ 5,508	$ 5,508
Camp Supplies and Communications:
Satellite phone; 1 month @ $1,530/ month . …………………
Fly camp rental including tools and chain saw;
0.33 month @ $816 /month . . . . . . . . . . . . . . . ……………….
Camp supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 1,530 $ 272 $ 122 $ 1,924	$ 1,924
Crew Costs: Hotel; 2 nights @ $102 /night . . . . . . . . . . . . . ………………. Camp food and restaurant meals . . . . . . . . . . . . . . . . . . . . . . . .	$ 204 $ 734 $ 938	$ 938
Reporting Costs: Analysis of 30 rock samples @ $51 /sample. . . . ………….. Office costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 1,530 $ 204 $ 1,734	$ 1,734
$ 21,018
H.S.T. (Harmonized sales tax): 12% of previous items		$ 2,522
$ 23,540
Contingency: 10% of itemized budget		$ 2,354
Total estimated cost of Recommended First-phase Program		$ 25,894

After the completion of the exploration program and contingent upon favorable results from Phase 1, we will have our consulting geologist prepare a report discussing the results and conclusions of the program. If sufficient positive results are generated following the first phase, we will seek to raise additional financing to cover the costs of a second phase of exploration which is estimated to cost $109,608 itemized as follows:

Item	Estimated cost $	Cumulative cost $
Wages:
Geologist @ $510 /day
30 days field work + 22 days reporting . . . . . . . . . . .. . . . . . . .
2 prospector-technicians @ $306 each
30 days (60 man/days) field work . . . . . . . . . . . . . . .. . . . . . . .
	$ 26,520 $ 18,360 $ 44,880	$ 44,880
Transport:
Truck; 30 days @ $102/day. . . . . . . . . . . . . . .
Gasoline and oil . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . .
Helicopter; 10 hrs @$1,530/hour   . . . . . . . .
	$ 3,060 $ 918 $ 15,300 $ 19,278	$ 19,278
Camp Supplies and Communications:
Satellite phone; 1 month @ $1,530/ month. .
Expediting services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fly camp rental including tools and chain saw;
1 month @ $816/month . . . . . . . . . . . . . . . . . .
Camp supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 1,530 $ 612 $ 816 $ 122 $ 3,080	$ 3,080
Crew Costs: Hotel; 3 nights @ $154/night. . . . . .. . . . . . . . Camp food and restaurant meals . . . . . . . . . . . . . . . .. . . . . . . .	$ 459 $ 1,836 $ 2,295	$ 2,295
Analysis and Office Costs:
Analysis of 10 rock samples @ $51 /sample. . .
457 soils @ $31 / soil sample . . . . . . . . . . . .  . .
Office costs . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
	$ 510 $ 14,167 $ 204 $ 14,881	$ 14,881
$ 84,414
H.S.T. (Harmonized sales tax): 12% of previous items		$ 10,130
Environmental bond		$ 5,100
$ 99,644
Contingency: 10% of itemized budget		$ 9,964
Total estimated cost of Recommended Second-phase Program		$109,608

Compliance with Government Regulation

The laws of British Columbia govern work on the Claim. Titles to mineral claims are issued and administered by the Land Title Office, and any work on the Property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the Claim for mining purposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, and there are many mineral prospectors and producers, small and large. We do not compete with anyone with respect to the Claim. That is because there is no competition for the exploration or removal of minerals from the Property. We will either find gold or other minerals on the Property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold and mineral mining market. Readily available gold and mineral markets exist in Canada, the United States and around the world for the sale of gold and other minerals in which we would attempt to sell any gold or minerals that we are able to recover.

Location Challenges

We do not expect any major challenges in accessing the Property during the initial exploration stages.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended phase described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

DESCRIPTION OF PROPERTY

We do not hold ownership or leasehold interest in any property other than the Claim.  To date, our president, Caroline Johnston, has provided us with office space and related office services free of charge.  There is no obligation for or guarantee that this arrangement will continue in the future.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

Obtaining a market maker to sponsor a company's securities is required to obtain a quotation of the securities on the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our common stock. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

We intend to apply for quotation of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

SHARES AVAILABLE FOR FUTURE SALE

Upon completion of this Offering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 8,300,000 shares of our common stock, assuming the sale of the maximum number of Shares offered hereunder. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 2,800,000 Shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 5,500,000 restricted shares of common stock then outstanding are owned by our sole officer and director, known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, 5,500,000 shares are beneficially owned by our sole officer and director.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

·	1% of the number of shares of common stock then outstanding, or

·	the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer.  In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel.  Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Restrictions on the Use of Rule 144 by Former Shell Companies

Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

·	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
·	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
·
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

·	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders of Our Common Stock

As of the date of this Prospectus, we have one stockholder of record.

Stock Options and Warrants

To date, we have not granted any stock options, warrants or any other securities convertible into shares of our common stock, and we have no shares reserved for issuance under any stock option plan.

Dividends

There are no restrictions in our Articles of Incorporation or By-Laws that prevent us from declaring dividends.  Our By-Laws permit the Board of Directors to establish various reserves before the payment of any dividend.  The Nevada Revised Statutes provide that a corporation may pay dividends out of its surplus or, if none, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  Declaration and payment of dividends is prohibited during any period in which the capital of the corporation is less than the amount represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On October 6, 2010, we issued an aggregate of 5,500,000 shares of our common stock to our founder, officer and director for aggregate consideration of $22,000.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by her.

The following table provides information regarding the beneficial ownership of our common stock as of the date of this Prospectus by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all of our officers and directors as a group.

Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name, Address and Title	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Caroline Johnston 1733 First Avenue NW Calgary, Alberta, Canada T2N 0B2 President, Treasurer, Secretary and Director	Common	5,500,000	100.0%
All officers & directors as a group consisting of one person	Common	5,500,000	100.0%

(1)	The percentage of class is based on 5,500,000 shares of common stock issued and outstanding as of the date of this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur.   This discussion includes forward-looking statements that involve risks and uncertainties.  As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Selected Financial Data

The Company was organized on October 5, 2010.  Our total current assets as of July 31, 2011 were $1,793, our current liabilities were $11,365, and our total stockholders’ equity was $(9,572).  As of July 31, 2011, the Company held cash and cash equivalents in the amount of $1,793.  From inception through July 31, 2011, we incurred a net loss of $31,572.   The recoverability of costs incurred for acquisition and exploration of the Property is dependent upon the Company’s discovery of economically recoverable reserves and the Company’s ability to obtain financing sufficient to satisfy the expenditure requirements and to complete development of the Property and pursue production and sales thereof.

The notes to the Company’s financial statements express substantial doubt about the Company’s ability to continue as a going concern because of the Company’s accumulated deficit since inception of $31,572 and the further losses which are anticipated in the development of its business.  The Company’s ability to continue as a going concern is dependent upon the Company’s generation of profits in the future and/or the ability to obtain financing necessary to meet its obligations.

Overview

We plan to be engaged in the business of acquisition and exploration of mineral properties.  The Company has staked a claim on certain property located in the Omineca Mining Division of British Columbia, Canada.  This property consists of one claim held by Mr. I.J. Boga (the “Trustee”) under Declaration of Trust dated October 7, 2010 in favor of the Company. We are presently in the exploration stage at the Property.  We have not generated revenue from mining operations.  In October of 2010 we engaged John Ostler, an independent mining engineer, to assess the Property for mineral occurrences.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the Property. Our only other sources for cash at this time are loans from related parties and additional sales of common stock. Our success or failure will be determined by what additional financing we obtain and what we find under the ground.

If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a private placement, public offering or through loans. Caroline Johnston, our sole shareholder, is committed to the implementation of the Company's business plan and because the Company currently has no other sources of available financing, Ms. Johnston, in her individual capacity, has made an unenforceable verbal commitment to advance money to the Company in an amount not to exceed $15,000 without interest for a period of one year. Any such loan to the Company will be made in the sole discretion of Ms. Johnston. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no financing plans.

We own a 100% beneficial interest in the Tara Property.  Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

We will be conducting research in the form of exploration of the Property. Our exploration program is explained in as much detail as possible in the business section of this Prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

We will not buy any equipment until have located a reserve and have determined it is economical to extract the minerals from the land.  If we find mineralized materials in the Property, we intend to try to develop the reserves ourselves.

We do not intend to hire employees at this time. All of the work on the Property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The consulting geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Mineral property exploration is typically conducted in phases.  Based on our consultant’s studies, Mr. Ostler recommends a two-phase program of exploration on the Property.

The first phase of exploration estimated to cost approximately $25,894 would include further reconnaissance prospecting entailing silt sampling, geological mapping and examination of all rock outcrops for potential sulphide mineralization.

After the completion of the first phase of the exploration program, we will review the results and conclusions and evaluate the advisability of additional exploration work on the Property.  The second phase of exploration, if warranted, would include trenching and a localized geochemical soil sampling program over the magnetic anomalies and showings and is estimated to cost $109,608.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease activities until we raise more money. If we can’t or don’t raise more money, we will cease activities. If we cease activities, we have no plans for any other business activity.

Limited Operating History; Need for Additional Capital

We have not yet commenced the initial phase of exploration on the Property. We would need additional financing to cover exploration costs, although we currently do not have any specific financing arranged.  Further exploration would be subject to financing. Management expects to finance operating costs over the next twelve months with existing cash on hand, loans and/or the proceeds from a securities offering.

Liquidity and Capital Resources

We are attempting to raise money from this Offering to generate cash to begin exploration of the Property.  As of July 31, 2011, our total assets were $1,793, and our total liabilities were $11,365. From inception on October 5, 2010 through July 31, 2011, we incurred a net loss of $31,572.  As of July 31, 2011, we held cash and cash equivalents of $1,793.

The Company has no firm cash commitments for capital expenditures and is expending no capital pending completion of this Offering. The Company expects that the proceeds from this Offering together with cash on hand will be sufficient to support its business plan for twelve months.  Initially, the Company’s sole focus will be the exploration of the Property.

Since inception, we have raised $22,000 through the sale of our common stock and have incurred expenses of $31,572. Our projected financial requirements for the next 12 months, assuming only phase one exploration is implemented, are $41,000. The Company has incurred a net loss as of July 31, 2011 of $31,572. The estimated proceeds of this Offering are $28,000, and the Company expects to incur Offering expenses of approximately $13,000. At this time, the Company’s liabilities exceed its assets.

We plan to finance the cost of Phase One of the exploration program and administration costs from cash on hand, the proceeds from this Offering and from a potential capital advance from our sole director and officer and/or securities offerings. In order to maintain the viability of the Company in the short-term, our sole officer and director has made an unenforceable and non-binding verbal commitment to advance capital to us up to a maximum of $15,000 without interest for a period of one year if necessary to maintain the viability of the Company at this exploration stage. Any such possible loan by Ms. Johnston to the Company will be made in her sole discretion.

We will require additional funding in order to proceed with any additional recommended exploration program following the completion of Phase One.

If commercially viable metal or mineral reserves are found on the Property, the Company intends to mine the reserves.  The funds generated from this Offering will not exceed exploration costs for phase one.  If mineral reserves are found of the Property, the Company will require additional funds to develop such mineral reserves.

If the Company successfully mines any minerals or metals discovered on the Property, it will explore sales opportunities for such products.  The proceeds from this Offering will be insufficient to develop such sales opportunities.  Should the Company successfully mine any minerals or metals on the Property, it will require additional funds to develop sales opportunities.

The Company is in its exploration stage and has not begun operations.  As such, the Company has no historical periods with which to compare anticipated capital requirements in the future.  The Company will use the proceeds from this Offering to support its capital requirements.  To the best of the Company’s knowledge, it is not aware of any event or future trend which would cause the Company’s anticipated immediate capital requirements with respect to phase one exploration to exceed the proceeds of the Offering and cash on hand.

Results of Operations

We did not earn any revenues from our incorporation on October 5, 2010 to October 31, 2010. We are in the exploration stage of our business and can provide no assurance that we will discover economic mineralization on our mineral property.

We incurred operating expenses in the amount of $31,572 for the period from our inception on October 5, 2010 to July 31, 2011. These operating expenses were comprised of mineral property expenditures of $7,315, general and administrative fees of $19,257 and mineral claim purchase of $5,000 which was impaired.

Important Assumptions

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. At this stage without having conducted the initial exploration phase, we are unable to determine whether future mineral exploration and development activities will result in any discoveries of proven or probable reserves.  Even if we discover commercial quantities of mineralization, the mineral Property may never be brought into commercial production.  Our development of mineral properties will occur only upon obtaining sufficient funding and satisfactory exploration results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In and Disagreements with Accountants

None.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our director, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, NV  89014.

DIRECTORS AND OFFICERS

The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified.  The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office.  The ages, positions held, and duration of terms of the directors and executive officers are as follows:

Our sole executive officer and director and her age as of the date of this Prospectus is as follows:

Name	Age	Position
Caroline Johnston	47	President, Secretary/Treasurer, Chief Executive Officer and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our Company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Ms. Caroline Johnston has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on October 5, 2010.  From 2002 to present, Ms. Johnston has been the Environmental Program Manager with Enform Canada where she provides environmental expertise to the training department and Enform external clients. Presently Ms. Johnston is reviewing Capital Power (Genesee Coal Mine) High Vapor Plume Ignition site for its proposed coal mine. From 1990 to 2002, Ms. Johnston was Land Use Forest Officer with Alberta Sustainable Resource Development, Government of Alberta, Canada. Ms. Johnston has received formal education in forest sciences and is a member of College of Alberta Professional Forest Technologists, Canadian Institute of Forest and Canadian Land Reclamation Association. Ms. Johnston intends to devote approximately 15 hours a week to the business of the Company.

Ms. Johnston’s experience  includes inspections of mining lease sites, approval and inspection of coal exploration project site and reclamation review.   Ms. Johnston does not have any professional training or technical credentials in the exploration, development and operation of a mineral program. Ms. Johnston will seek professional advice from consultants who are experts in the mineral exploration business.

During the past ten years, Ms. Johnston has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Johnston was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Johnston’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for one-year terms to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our By-Laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one but not more than nine members as fixed from time to time by action of the Board of Directors.  Each director serves for a term that expires until the next annual meeting of stockholders and until her successor shall have been elected and qualified, or until her earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors, nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director, who is also our sole executive officer. Thus, there is an inherent conflict of interest.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

Our determination of independence of directors is made using the definition of “independent director” defined under NASDAQ Marketplace Rule 5605(a)(2) and by the regulations of the Securities Exchange Act of 1934.  However, we are not at this time required to have our Board comprised of a majority of “independent directors” because we are not subject to the listing requirements of any national securities exchange or national securities association.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending October 31, 2010 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Caroline Johnston President, Chief Executive Officer and Director	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Since our incorporation on October 5, 2010, we have not compensated and have no arrangements to compensate our sole officer and director, Ms. Caroline Johnston, for her services to us as an officer and director. There are no employment agreements or consulting agreements with our current director and executive officer.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time.  We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at 2010 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole executive officer and director since our inception; accordingly, none were outstanding at October 31, 2010.

Compensation of Directors

The sole member of our board of directors is not compensated for her services as a director. The Board has not implemented a plan to award options to any directors. There are no contractual arrangements with our sole director. We have no director's service contracts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	The Officers and Directors;
-	Any Person proposed as a nominee for election as a director;
-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On October 6, 2010, we issued an aggregate of 5,500,000 shares of our common stock to our sole officer and director, Caroline Johnston, for a purchase price of $0.004 per share or for aggregate consideration of $22,000. The shares were issued in reliance upon an exemption under Regulation S promulgated under the Securities Act of 1933. The certificate issued to Ms. Caroline Johnston contains a restrictive legend with respect to restrictions upon transfer.

Our sole officer and director may be considered a promoter of the Company due to her participation in and management of the business since our incorporation.

CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange.  We have no audit, nominating or compensation committees.  As a small business, we do not have the resources to engage additional individuals to perform these functions.  Our sole director performs these functions.   When seeking nominees to serve as director, our sole director will evaluate the candidacy of an individual based on her or her educational attainments, his or her relevant experience and professional stature.  Our sole director also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

One individual currently serves as the principal executive officer and sole director of the Company.  The Company currently has no operations.  At this stage of its development, the Company does not, in the opinion of its sole officer and director, require the engagement of an additional director because any oversight functions are minimal at this time.  The Company will, in compliance with corporate governance standards, reassess the desirability of engaging an additional director to provide oversight functions if and when the Company has active operations.

ORGANIZATION WITHIN LAST FIVE YEARS

We were organized under the laws of the State of Nevada on October 5, 2010 to engage in the business of acquisition, exploration and development of natural resource properties.  At that time we appointed Caroline Johnston as sole director, President and Chief Executive Officer.  In connection with our organization, we have issued 5,500,000 shares of common stock to Caroline Johnston for cash proceeds of $22,000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes require us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada Revised Statutes permit a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada Revised Statutes prohibit indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada Revised Statutes also provide that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 9 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the Shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.   We are not currently subject to the informational requirements of the Exchange Act.  As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC.  The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C.  20549.  Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates.  You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

PRESS VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Press Ventures, Inc.
(An Exploration Stage Company)
Calgary, Alberta, Canada

We have audited the accompanying balance sheet of Press Ventures, Inc. (the “Company”) as of October 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 5, 2010 (Inception) through October 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Press Ventures, Inc. as of October 31, 2010, and the results of its operations and its cash flows for the period from October 5, 2010 (Inception) through October 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas
December 10, 2010

Press Ventures, Inc.
(An Exploration Stage Company)
Balance Sheet

October 31, 2010 $

ASSETS
Current assets
Cash	14,749
Total current assets	14,749
Total assets	14,749

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities
Accounts payables and accrued liabilities	-
Total current liabilities	-
Total liabilities	-

STOCKHOLDERS' EQUITY

Common stock: $0.001 par value, 100,000,000 authorized, 5,500,000 issued and outstanding	5,500
Additional paid-in capital	16,500
Deficit accumulated during the exploration stage	(7,251)
Total stockholders’ equity	14,749

Total liabilities and stockholders’ equity	14,749

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Statement of Operations

Period From October 5, 2010 (inception) to October 31, 2010 $

Expenses
Mineral property expenditures	1,391
Impairment expense	5,000
General and administrative	860

Net loss	(7,251)

Net loss per share – basic and diluted	$(0.00)
Weighted average shares outstanding – basic and diluted	5,500,000

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Statement of Cash Flows

Period From October 5, 2010 (inception) to October 31, 2010 $
Cash flows from operating activities
Net loss	(7,251)
Adjustment to reconcile to net cash used in operating activities
Mineral property impairment	5,000

Change in operating assets and liabilities	-

Net cash used in operating activities	(2,251)

Cash flows from investing activities
Mineral property acquisition	(5,000)
Net cash used in investing activities	(5,000)

Cash flows from financing activities
Proceeds from issuance of common stock	22,000

Net cash provided by financing activities	22,000

Increase in cash	14,749

Cash – beginning of period	-

Cash – end of period	14,749

Supplemental cash flow disclosures
Cash paid For:	−
Interest	−
Income tax	−

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity

	Common Shares Outstanding	Common Shares $	Additional Paid-in Capital $	Deficit Accumulated during the exploration stage $	Total stockholders’ equity $

Balance, October 5, 2010 (inception)	-	-	-	-	-
Common stock issued for cash	5,500,000	5,500	16,500	-	22,000
Net loss	-	-	-	(7,251)	(7,251)
Balance October 31, 2010	5,500,000	5,500	16,500	(7,251)	14,749

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2010

1.  NATURE AND CONTINUANCE OF OPERATIONS

Press Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on October 5, 2010 and is a start-up, Exploration Stage Company. The Company has acquired mineral properties located in the Province of British Columbia, Canada, but has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements and to complete the development of the properties and upon future profitable production or proceeds from the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $7,251 as at October 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company is an “exploration stage company” and is devoting its resources to establishing the new business, and its planned operations have not yet commenced; accordingly, no revenues have been earned during the period from October 5, 2010 (date of inception) to October 31, 2010.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less when purchased to be cash equivalents.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar. Occasional transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Press Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2010

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Mineral Exploration Costs

The Company capitalizes mineral property acquisition costs and evaluates such assets for impairment on periodic basis.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. The capitalized costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

The beneficial owner holds the right to the claims which give him or her designated agent the right to mine and recover all of the metals contained within the surface boundaries of the lease vertically downward. In the event he or she was to grant another deed which is subsequently registered prior to the Company’s deed, the third party would obtain good title and the Company would have nothing.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Press Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2010

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company computes and records stock-based compensation  using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Impairment or Disposal of Long-Lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company’s current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Start-Up Expenses

As a start-up company, the costs associated with start-up activities are expensed as incurred. Accordingly, startup costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from October 5, 2010 (date of inception) through October 31, 2010.

Business Segments

The Company is in the exploration stages of a single segment and therefore segments information is not presented.

Recent Accounting Pronouncements

The Company accounting policies contemplate all affected pronouncements of the Financial Accounting Standards Board (“FASB”).  There are no issued, but not yet affected pronouncements which are expected by management to have a material impact on the Company’s results of operations, financial position, or cash flows.

Press Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2010

3.  MINERAL INTEREST

Tara Property, British Columbia, Canada

In October 2010, the Company acquired 100% undivided right, title and interest in and to the ‘‘Tara Property’’ located in the province of British Columbia, Canada for a purchase price of $5,000.  Mr. I.J. Boga, a business associate of the Company’s president, holds the claim on behalf of the Company. The Company has incurred $1,391 of exploration expenditures as of October 31, 2010. As at October 31, 2010, the Company wrote-off the mineral property acquisition costs of $5,000 due to the uncertainty of establishing proven and probable reserves.

Press Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2010

4.  CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share.

During the year ended October 31, 2010, the Company issued 5,500,000 shares of common stock for total proceeds of $22,000:

	Number of Shares	Amount
Shares issued for cash
Pursuant to issuance of common ($0.004 each) on October 6, 2010	5,500,000	$22,000
Balance, October 31, 2010	5,500,000	$22,000

At October 31, 2010, there were no outstanding stock options or warrants.

5.    INCOME TAXES

As of October 31, 2010, the Company had net operating loss carry-forwards of approximately $7,000 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

October 31, 2010 $

Net Operating Loss Carry-over	7,000
Statutory Tax Rate	34%
Effective Tax Rate	–

Deferred Tax Asset	2,000
Valuation Allowance	(2,000)

Net Deferred Tax Asset	–

The Company has provided a valuation allowance against its deferred tax assets given that it is in the exploration stage and there is substantial uncertainty as to the Company’s ability to realize future tax benefits through utilization of operating loss-carry forwards.  The difference between the statutory tax rate and the effective tax rate results from the valuation allowance recorded during the period ending October 31, 2010.

PRESS VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

July 31, 2011

Press Ventures, Inc.
(An Exploration Stage Company)
Balance Sheets

	July 31, 2011 $ (Unaudited)	October 31, 2010 $

ASSETS
Current assets
Cash	1,793	14,749
Total current assets	1,793	14,749
Total assets	1,793	14,749

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current liabilities
Accounts payables and accrued liabilities	11,365	-
Total current liabilities	11,365	-
Total liabilities	11,365	-

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: $0.001 par value, 100,000,000 authorized, 5,500,000 issued and outstanding	5,500	5,500
Additional paid-in capital	16,500	16,500
Deficit accumulated during the exploration stage	(31,572)	(7,251)
Total stockholders’ equity (deficit)	(9,572)	14,749

Total liabilities and stockholders’ equity (deficit)	1,793	14,749

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended July 31, 2011 $	For the Nine Months Ended July 31, 2011 $	Period From October 5, 2010 (inception) to July 31, 2011 $

Expenses
Mineral property expenditures	2,034	5,924	7,315
Impairment expense	-	-	5,000
General and administrative	6,587	18,397	19,257
Net loss	(8,621)	(24,321)	(31,572)

Net loss per share – basic and diluted	$(0.00)	$(0.00)
Weighted average shares outstanding – basic and diluted	5,500,000	5,500,000

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended July 31, 2011 $	Period From October 5, 2010 (inception) to July 31, 2011 $
Cash flows from operating activities
Net loss	(24,321)	(31,572)
Adjustment to reconcile to net cash used in operating activities
Mineral property impairment	-	5,000

Change in operating assets and liabilities
Accounts payables and accrued liabilities	11,365	11,365

Net cash used in operating activities	(12,956)	(15,207)

Cash flows from investing activities
Mineral property acquisition	-	(5,000)
Net cash used in investing activities	-	(5,000)

Cash flows from financing activities
Proceeds from issuance of common stock	-	22,000
Net cash provided by financing activities	-	22,000

Increase in cash	(12,956)	1,793

Cash – beginning of period	14,749	-

Cash – end of period	1,793	1,793

Supplemental cash flow disclosures
Cash paid For:	−	−
Interest	−	−
Income tax	−	−

(The accompanying notes are an integral part of these financial statements)

Press Ventures, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
July 31, 2011
(Unaudited)

1.    NATURE AND CONTINUANCE OF OPERATIONS

Press Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on October 5, 2010 and is a start-up, Exploration Stage Company. The Company has acquired mineral properties located in the Province of British Columbia, Canada, but has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements and to complete the development of the properties and upon future profitable production or proceeds from the sale thereof.

These unaudited financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $31,572 as at July 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.    BASIS OF PRESENTATION

Unaudited Interim financial statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the period ended October 31, 2010 included in the Company’s Registration Statement filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Registration Statement Form S-1. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three and nine months ended July 31, 2011 are not necessarily indicative of the results that may be expected for the year ending October 31, 2011.

3.    CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share.

During the year ended October 31, 2010, the Company had issued 5,500,000 shares of common stock for total proceeds of $22,000:

	Number of Shares	Amount
Shares issued for cash
Pursuant to issuance of common ($0.004 each) on October 6, 2010	5,500,000	$22,000
Balance, July 31, 2011	5,500,000	$22,000

At July 31, 2011, there were no outstanding stock options or warrants.

Part II

Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

Securities and Exchange Commission registration fee	$2
Transfer Agent Fees	$1,000
Accounting fees and expenses	$8,800
Legal fees and expenses	$8,000
Edgar document conversion	$1,000
Total	$18,802

All amounts other than the Commission’s registration fee are estimates.

We are paying all expenses of the Offering listed above.

Item 14.    Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 15.    Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 (the “Securities Act”) on one (1) occasion.

On October 6, 2010, the Company issued a total of 5,500,000 shares of common stock to Ms. Caroline Johnston for cash at $0.004 per share for a total of $22,000.

Exemption from Registration Claimed

We issued 5,500,000 shares of our common stock (the “Shares”) to Ms. Johnston (the “Purchaser”) at a price of $.004 per share for total proceeds to us of $22,000.  Such shares were sold to the Purchaser in reliance upon an exemption provided by Regulation S promulgated by the SEC under the Securities Act of 1933.

Item 16.	Exhibits
Exhibit No.	Description
3.1	Articles of Incorporation1
3.2	By-Laws1
4.1	Specimen common stock certificate1
5.1	Opinion of Synergy Law Group, LLC 3
10.1	Declaration of Trust dated October 7, 20101
10.2	Form of Subscription Agreement 3
10.3	Escrow Agreement 3
23.1	Consent of Synergy Law Group, LLC1
23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountant, for use of their report
23.3	Consent of John Ostler; M.Sc., P. Geo.; Consulting Geologist, for use of his report2
99.1	Assessment Report of John Ostler; M.Sc., P. Geo., Consulting Geologist2

1	Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 16, 2010
2	Incorporated herein by reference to the Company’s Pre-Effective Amendment No. 1 on Registration Statement Form S-1/A filed with the Securities and Exchange Commission on May 27, 2011
3	Incorporated herein by reference to the Company’s Pre-Effective Amendment No. 2 on Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 28, 2011

Item 17. Undertakings

The undersigned registrant undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.           For determining any liability under the Securities Act of 1933 to any purchaser:

(i)           we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.  For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)           we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)           we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of  first use.

6.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta on October 11, 2011.

PRESS VENTURES, INC.

By: /s/ Caroline Johnston
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Caroline Johnston	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	October 11, 2011